EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8, No. 333-239988, No. 333-238569, No. 333-208341 and No. 333-202305) of First Northwest Bancorp and Subsidiary of our report dated March 12, 2021, relating to the consolidated financial statements of First Northwest Bancorp and Subsidiary, appearing in the Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Moss Adams LLP

Everett, Washington

March 12, 2021